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Exhibit 21

List of Subsidiaries of Chiron Corporation

SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION
Cetus Generic Corporation	Delaware, USA
Chiron Partners, Inc.	California, USA
Chiron Alpha Corporation	California, USA
Chiron/Cephalon JV (50%)	Delaware, USA
Chiron Properties, Inc.	California, USA
Chiron Delta Corporation	Delaware, USA
Chiron Investment Corporation (Merged into a newly-formed Nevada corporation called "Chiron Investment Corporation" on 10/29/02)	California, USA
Chiron Investment Corporation	Nevada, USA
Chiron Mimotopes U.S.	California, USA
Chiron Redevelopment Corporation	Missouri, USA
Chiron Foreign Sales Corporation	U.S. Virgin Islands
Chiron Funding Corporation (Converted into a Delaware limited liability company on 10/28/02, "Chiron Holding LLC"))	Delaware, USA
Biocent Insurance Company, Inc.	Hawaii, USA
PathoGenesis BV	The Netherlands
Chiron Vision Canada, Inc.	Canada
Chiron Behring Vaccines Private Limited (51%)	India
Chiron Vision Canada, Inc.	Canada
Chiron B-1 Limited (formerly known as "Chiron IL-2 Technology (Bermuda) Ltd.", name changed effective 12/6/01)[1]	Bermuda
Chiron U.K. Ltd. (in liquidation)	United Kingdom
Chiron Overseas Holding Co.	Nevada, USA
Chiron B-2 Limited[1]	Bermuda
Chiron Blood Testing (Bermuda) Ltd. (Originally formed as a limited liability company converted into a partnership on 12/18/02)	Bermuda
PathoGenesis Portugal-Produtos Farmacêuticos, Sociedade Unipessoal Lda. Portugal
Chiron Corporation Limited	United Kingdom
Chiron B.V.	The Netherlands
Chiron Blood Testing B.V.	The Netherlands
PulmopharmGmbH	Germany
Chiron GmbH	Germany

Chiron Canada ULC/Chiron Canada SRI (name changed from"PathoGenesis Canada, Ltd." 1/19/01; effective 12/13/01, amalgamated to Nova Scotia; effective 1/1/02, now a ULC under the name of "Chiron Canada ULC"; effective 5/22/02, amended articles to also provide for a French name of "Chiron Canada SRI"; either name may be used interchangeably]	Canada
Chiron Italia S.r.l	Italy
Chiron France S.a.r.l.	France
Chiron Blood Testing S.a.r.l.	France
Chiron Limited	Hong Kong
Chiron Healthcare Ireland Limited dba "Chiron Ireland" (formerly known as "Chiron Blood Testing Distributor Limited")	Ireland
Chiron Blood Testing Pty Ltd	Australia
Appold Consultadoria E Serviços Lda	Portugal
Chiron Holding LLC (Formerly known as "Chiron LLC")	Delaware
Chiron Holding LLC (Merged with and into "Chiron LLC" under the name of "Chiron Holding LLC")	Delaware
Chiron Hungary Üzleti Szolgáltató Hungary Korlátolt Felelösségû Társaság (aka Chiron Hungary Kft.) or Chiron Hungary Business Services Limited Liability Company (aka Chiron Hungary Ltd)[2]
Ami' Centro Srl (formerly known as "Chiron Vaccines Srl")[3]	Italy
Chiron Srl (formerly known as "Chiron S.p.A.")	Italy
Istituto Vaccinogeno Pozzi S.p.A.	Italy
Chiron Funding LLC (0.01%)	Delaware, USA
Chiron Corp. s.r.o.	Czech Republic
Chiron Redevelopment Corp. & Co. KG	Germany
31. Corsa Verwaltungsgesellschaft mbH	Germany
Chiron Behring Verwaltungsgesellschaft mbH	Germany
Chiron Behring GmbH & Co4	Germany
Chiron Investment Company Spain, S.L. (ETVE)	Spain
Chiron Iberia S.L.	Spain
Matrix Pharmaceutical, Inc.	Delaware

Chiron B-1 Limited and Chiron B-2 Limited entered into a partnership called Chiron Blood Testing (Bermuda) Ltd. on 12/18/2002; Chiron B-1 holds an 85% partnership interest, and Chiron B-2 holds a 15% partnership interest. Together, the 2 entities jointly own Chiron Blood Testing (Bermuda) Ltd. and the subsidiaries listed thereunder.

Appold holds a 99.4% interest and Chiron Holding LLC holds a 0.6% interest.

3
Appold holds a 94% interest and Chiron Holding LLC holds a 6% interest.

Chiron Redevelopment Corp & Co KG holds a 99% interest and Chiron Behring holds a 1% interest.

2

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  Exhibit 21
List of Subsidiaries of Chiron Corporation